Exhibit (a)(1)(B)

AMENDMENT AND SUPPLEMENT TO

FUNDAMENTAL CHANGE PURCHASE RIGHT NOTICE, NOTICE OF RIGHT TO

CONVERT AND NOTICE OF ENTRY INTO SUPPLEMENTAL INDENTURE AND

OFFER TO PURCHASE TO HOLDERS OF 1.50% CONVERTIBLE SENIOR

NOTES DUE 2018

ISSUED BY

AUXILIUM PHARMACEUTICALS, INC.

CUSIP NUMBER: 05334D AA5

This Amendment and Supplement to the Fundamental Change Purchase Right Notice, Notice of Right to Convert and Notice of Entry into Supplemental Indenture and Offer to Purchase, dated February 3, 2015, to Holders of 1.50% Convertible Senior Notes due 2018 (the “Notice”) is being made on February 4, 2015 pursuant to the terms and conditions of the Indenture, dated as of January 30, 2013 (the “Base Indenture”), between Auxilium Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and Wells Fargo Bank, National Association, a national banking association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of January 30, 2013 (the “First Supplemental Indenture”), between the Company and the Trustee and the Second Supplemental Indenture, dated as of January 29, 2015, among the Company, Endo International plc, a public limited company incorporated under the laws of Ireland, and the Trustee (the “Second Supplemental Indenture,” and the Base Indenture together with the First Supplemental Indenture and the Second Supplemental Indenture, the “Indenture”), relating to the Company’s 1.50% Convertible Senior Notes due 2018 (the “Notes”).

This Amendment and Supplement modifies and should be read in conjunction with the Notice.

The Paying Agent and Conversion Agent is:

Wells Fargo Bank, National Association

Registered & Certified Mail:	Regular Mail or Overnight Courier:	In Person by Hand Only:
Wells Fargo Bank, National Association Corporate Trust Operations MAC N9303-121 PO Box 1517 Minneapolis, MN 55480	Wells Fargo Bank, National Association Corporate Trust Operations MAC N9303-121 Sixth & Marquette Avenue Minneapolis, MN 55479	Wells Fargo Bank, National Association 12th Floor – Northstar East Building Corporate Trust Operations 608 Second Avenue South Minneapolis, MN 55479

Or

By Facsimile Transmission:

(For Eligible Institutions only):

Fax: (612) 667-6282

Attn: Bondholder Communications

Phone Number:

(800) 344-5128

The following material amends and supplements, but does not materially change, the Notice to the extent set forth herein, and should be read in conjunction with the Notice.

The Notice is hereby amended and supplemented by replacing each instance of the phrase “surrendered for conversion and not validly withdrawn” with the phrase “surrendered for conversion.”